U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

TransAKT Ltd.

(Exact name of registrant as specified in its charter)

Province of Alberta
(State or jurisdiction of incorporation or organization)

000-50392
(Commission File Number)

__________
(I.R.S. Employer Identification Number)

Suite 260, 1414 -8th Street SW
Calgary, Alberta T2R 1J6

(Address of principal executive offices)

Registrant's telephone number: (403) 290-1744

Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.

 On September 8, 2006, TransAKT Ltd., a corporation incorporated under the laws of the Province of Alberta and its subsidiary, TransAKT Taiwan Limited, a corporation incorporated under the laws of Taiwan, (collectively, the “Company”) entered into a Share Purchase Agreement with Taiwan Halee International Co. Ltd. (“Seller”), and Cheng Chun-Chin, the founder of the Seller (the “Founder”). The Seller is a leading telecommunications equipment manufacturer based in Taiwan. Pursuant to the terms of the Share Purchase Agreement, the Company will purchase all of the issued and outstanding shares in the capital stock of the Seller from the Seller’s shareholders.

The Company will pay the sum of US$5,000,000 to the Seller’s shareholders on a pro-rata basis as follows: (i) US$200,000 in cash; (ii) US$300,000 in a promissory note from TransAKT Ltd.; and (iii) 50,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.09 per share. In addition, the Company shall arrange for three members of its board of directors to resign and to be replaced by three nominees of the Founder. The Share Purchase Agreement is subject to its terms and conditions including due diligence contingencies.

On September 13, 2006, the Company issued a press release describing the foregoing transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(b) Exhibits

Exhibit Number	Description

Exhibit 2.1	Share Purchase Agreement by and among TransAKT Ltd., TransAKT Taiwan Limited, Taiwan Halee International Co. Ltd., Cheng Chun-Chin, and other shareholders of Taiwan Halee International Co. Ltd.
Exhibit 99.1	Press release issued by TransAKT Ltd. announcing the Share Purchase Agreement on September 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransAKT Ltd.

Date: September 25, 2006	By:	/s/ James Wu
Name: James Wu
Title: President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement

99.1	Press Release dated September 13, 2006